EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 18, 2013, on the consolidated financial statements of Aspen Group, Inc. and Subsidiaries for the years ended December 31, 2012 and 2011, included herein on the registration statement of Aspen Group, Inc. on Form S-1 Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 25, 2013